                                                                              Exhibit (10) (d)

                                                                              Execution Copy

                              CONFIDENTIALITY AND NON-COMPETITION AGREEMENT
 ---------------------------------------------------------------------------------------------

This is a Confidentiality and  non-Competition  Agreement dated as of April 7, 2003 between
West  Pharmaceutical  Services,  Inc., a Pennsylvania corporation, (the "Company") and
Bruce S. Morra ("Executive").

In consideration  of the employment of Executive by the Company and the  compensation and benefits  outlined below, and intending to be legally bound, the Company and
Executive hereby agree as follows:

1.       Definitions.  As used in this Section, the following terms shall have the meanings set forth below:

         1.1      An "Affiliate"  of any Person means any Person  directly or indirectly controlling,  controlled by or under common control  with such Person.

         1.2      "Company's Business" means the business of the Company or any Affiliate of the Company:

                  (a)  in the development of proprietary  drug-delivery  technologies tha provide optimized  therapeutic  effects for challenging drug molecules, such as peptides and proteins,  carbohydrates,  oligonucleotides,  as well as systems for vaccines, gene therapy and diagnostic applications, and other business being carried on by the Company's Drug Delivery
                       Development division in Lionville, Pennsylvania, and Nottingham, England;

                 (b)   the  performance  of human  clinical-trial  studies  and  related services, all as carried on by the  Company's  Clinical Research
                       Group and GFI Research Center; and

                 (c)   any other  business  conducted  by the Company or any  Affiliate of the Company  during the  Restrictive  Period in which Executive has been actively involved while an employee of the Company or any such Affiliate.

                  For the avoidance of doubt,  Executive  agrees that the phrase "Person engaged in competition  with the Company's Business" as used in Section
                  2 hereof includes,  without  limitation,  the companies listed on
                  Exhibit "A" to this Agreement, their Affiliates and subsidiaries.

         1.3      "Exit Date" means the date on which Executive ceases to be employed by the Company or any of its Affiliates.

         1.4      "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization.

         1.5      "Restrictive  Period" means the period of time that commences on the date of this Agreement and ends on the first anniversary of the Exit Date.

         1.6      "Subsidiary" has the meaning ascribed to the term by section 425(f) of the Internal Revenue Code.

2.       Covenant-Not-to-Compete.  During the  Restrictive  Period,  Executive  will not, and will not  permit  any of  Executive's Affiliates, or any other Person, directly or indirectly, to:

         2.1      engage in competition  with, or acquire a direct or indirect interest or an option to acquire  such an interest in any Person engaged in competition with, the Company's Business  anywhere in the world (other than an interest of not more than five percent (5%) of the outstanding stock of any publicly traded company);

         2.2      serve as a director,  officer,  employee or consultant of, or furnish information to, or otherwise facilitate the efforts of, any Person engaged in competition with the Company's Business anywhere in the world,  provided,  however, that nothing contained in this clause shall preclude Executive from continuing to serve as a member of the board of directors  of  Polygenetics  Inc.,  Medisys  Technologies,
                  Inc. and NuSaf, LLC (provided he spends no more time relating to such directorships than he does at the  date of  this  Agreement)
                  subject to his holding such directorships not being in  breach of any other  provision  of this  Agreement  nor in any way in the reasonable opinion of the Company be considered to impair  Executive's ability to act at all times in the best interests of the Company or adversely affect is performance of his duties as an employee of the Company;

         2.3      solicit,  employ,  interfere  with or attempt to entice away from the Company or any  Affiliate of the Company any employee who has been employed by the Company or any such  Affiliate in an executive, scientific or technical  capacity in connection  with the conduct of the Company's  Business  within one year prior to such solicitation, employment, interference or enticement; or

         2.4.     approach,  solicit or deal with in  competition  with the Company or any Subsidiary any Person which at any time during the 12 months immediately preceding the Exit Date:

                  (a)      was a customer, client, supplier, agent or distributor of
                           the Company or any Subsidiary;

                  (b)      was a customer, client, supplier, agent or distributor of
                           the Company or any Subsidiary with whom employees reporting to or under Executive's direct control had personal contact on behalf of the Company or any Subsidiary; or

                  (c)      was a Person with whom  Executive  had regular, substantial or a series of business dealings on behalf of the Company or any Subsidiary (whether or not a customer, client, supplier, agent or distributor of the Company or any Subsidiary).

         The Restrictive Period shall be automatically extended for any period of time during which the Executive has breached, or threatened to breach, any provisions hereof.

3.       Benefits Payable Upon Termination of Employment.

         3.1      Executive  will be entitled to the benefits  specified in Section 3.2 hereof if  Executive's  employment  by the Company is terminated  by the
                  Company, other than by reason of death,  disability,  continuous  willful misconduct to the detriment of the Company, or retirement pursuant to the
                  Company's Employees' Retirement Plan (or any successor pension plan thereto) (the "Retirement Plan").  Executive  will not be entitled to the  benefits  specified in Section 3.2 hereof if  Executive's  employment terminates  for any other  reason,  including  without  limitation
                  Executive's voluntary  resignation, or if during the term of Executive's employment or at any time  thereafter, Executive breaches any of the covenants contained in Section 2 hereof.

         3.2      Upon termination of employment as set forth in Section 3.1 hereof,
                  Executive shall be entitled to the following benefits:

                  (a)      Compensation.  Executive's regular bi-weekly  salary as
                           in effect on the date of termination of Executive's  employment will continue until the earlier of (i) a  period of 12  months after termination of Executive's employment, or (ii) Executive becomes employed on a full-time basis.

                  (b)      Employee  Benefits.  Executive will be entitled to a  continuation of all medical,  dental and life insurance in the same manner and amount to which  Executive was entitled on the date of termination  of Executive's  employment until the earlier of
                           (i) a period of 12 months  after  termination  of  Executive's employment,  or (ii) Executive's eligibility for similar benefits with a new employer.

         3.3      Upon termination of Executive's  employment, Company cars must be returned to the Company.  All other benefits not otherwise  addressed in this
                  Agreement  shall  terminate as of the date of  termination of Executive's employment unless such termination is contrary to law.

4.       Inventions and Company Property.

         4.1      In  this Agreement the term "Inventions" includes inventions, ideas, techniques, methods, developments, improvements and all other forms of intellectual property.  All rights in Inventions which Executive conceives, makes or obtains either alone or with others during
                  Executive's  employment by the Company (both before and after the date of this  Agreement)  and  within six  months  after  Executive's employment  ends,  are and shall be the property of the Company, except as set forth in paragraph 4.2 hereof.

         4.2      This Agreement does not apply to Inventions that the Company determines in its sole discretion to be unrelated to any matter of actual or potential interest to the Company unless they are conceived,  made or obtained in the course of  Executive's employment or with the use of the time, materials or facilities of the Company.  This Agreement also does not apply to inventions conceived, made or obtained by Executive before Executive's employment by the Company, a complete listing of which is attached hereto as a matter of record.

         4.3      Executive will make full and prompt  disclosure to the Company of all
                  Inventions that are defined by this Section 4 to be the Company's  property.
                  At the Company's request and expense (but without additional compensation to
                  Executive),  Executive will at any time take such actions as the Company reasonably  considers necessary to obtain or preserve the Company's rights in such Inventions.  These actions may include, but are not necessarily limited to, signing and delivering applications, assignments and other papers and testifying in legal proceedings.

5.       Confidential Information.  Executive will not, during or after Executive's employment with the Company,  use for himself or others, or disclose to others, any formulae, trade  secrets,  customer  lists,  know-how,  Inventions  which are the Company's property,  or other confidential  matters of the Company or its Affiliates unless authorized in writing to do so by the Company.  Executive  understands  that these matters are kept  confidential  and secret by the Company,  would be of great value to competitors,  and would result in  irreparable  harm the Company if known to competitors.  As used in this Agreement, the phrase "confidential matters of the Company" includes all information of a technical,  commercial or other nature and that any information not made available to the general public is to be considered confidential.

6.       Papers. All correspondence,  memoranda,  notes, records, reports, drawings, lists, photographs,  plans and other papers and items received or made by
         Executive in  connection  with  Executive's  employment  by the Company, in any form  including electronic, shall be the property of the Company.
         Executive  will  deliver all copies of such  materials to the Company upon request of the Company and, even if it does not request, when Executive's employment by the Company ends.

7.       Enforcement.  Executive  acknowledges  that a breach of this  Agreement will cause the Company  immediate and  irreparable harm for which the  Company's remedies at law (such as money  damages)  will be  inadequate.  The  Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of this  Agreement.
         Should any provision of this  Agreement be adjudged to any extent invalid by any competent tribunal, that provision will be deemed modified to the extent necessary to make it enforceable.  The Company may contact any person with or for whom Executive works after Executive's employment by the Company ends and may send that person a copy of this Agreement.

8.       Binding Effect.  Executive's undertakings hereunder will bind him and Executive's heirs and legal representatives regardless of (a) the duration of Executive's employment by the Company,  (b) any change in Executive's duties or the nature of Executive's employment,  (c) the reasons for manner of termination of Executive's employment,  and (d) the amount of Executive's compensation.

9.       Miscellaneous.  This  Agreement (a) shall in no way bind Executive or the
         Company to a specific term of employment, (b) supersedes any prior understandings and constitutes the entire  understanding  between the Company and Executive about the subject matter covered by this Agreement, (c) may be  modified or varied only in writing  signed by the Company and Executive, (d) will inure to the benefit of the successors and assigns of the Company, and (e)
         will be governed by Pennsylvania law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

_________________________________
BRUCE S. MORRA

_______________________________________
WEST PHARMACEUTICAL SERVICES, INC.
By: Richard D. Luzzi
Title: Vice-President, Human Resources

List below or on a separate page all previous Inventions referred to in
Section 3 above.

                  (If none, please so indicate.)

                                                            Exhibit "A"

3-M Drug Delivery Systems Division
Aerogen
Alkermes
ALZA Corp.
Andrx
Antares (Medi-Ject)
Aradigm
Bentley Pharmaceutical
Bestpak
Biovail Corp.
Elan Corp.
Elite Pharmaceuticals
Emisphere
Ethypharm SA
Ferro- Pfanstiehl
Focus Inhalation
Guilford Pharmaceutical
Innovative Drug Delivery Systems
In-Site Vision
Lavipharm Corp.
Nastech
Nektar
Penwest Pharmaceuticals
Phasex Corporation
RP Scherer
Rx Kinetix
Sheffield Pharmaceuticals
Unigene